Exhibit 99.1

NEWPAGE HOLDING CORPORATION

EXCERPTS FROM CONFIDENTIAL INFORMATION MEMORANDUM

The information and data in this document about Stora Enso North America, Inc. (“SENA”) was not prepared with a view to disclosure and is not necessarily comparable to the information and data for SENA that is reported by Stora Enso Oyj (“SEO”) from time to time. SEO reports about SENA are in accordance with International Financial Reporting Standards, while the disclosure in this document is in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). In addition, the information and data in this document is based upon those operations and assets of SENA that are contemplated to be transferred by SEO to NewPage Corporation (“NewPage”). These operations and assets differ in scope from the operations and assets of SENA as reported from time to time by SEO. Neither NewPage nor SEO expects to reconcile the information and data in this document about SENA to the information and data in disclosures by SEO. Investors in securities of SEO are referred to disclosures made by SEO and should not rely on this document. The financial data and information for SENA in this document excludes import sales and other immaterial operations that are attributable to SEO’s European operations and will not be continued by NewPage following the closing. The aggregate effect of this exclusion on net income (loss) is not material for all periods presented.

1.	SENA revenues were $2,215 million for the Last Twelve Month (“LTM”) period ended June 30, 2007.

2.	NewPage Holding Adjusted EBITDA for the LTM period ended June 30, 2007 was $262 million. See below for a reconciliation of Adjusted EBITDA to net income (loss) for such period:

NewPage Holding Corporation	LTM Ended June 30, 2007
(dollars in millions)
Net income (loss)	$(61)
Interest expense (including non-cash interest expense)	154
Depreciation and amortization	146
Income tax provision (benefit)	(4)

EBITDA	$235
Unrealized (gain) loss on commodity basket option	2
Gain on sale of business/assets	4
Equity award	5
Discontinued operations	1
Luke No. 7 paper machine shutdown	7
Expenses for proposed 2006 IPO	3
LIFO effect	5

Adjusted EBITDA	$262

3.	SENA Adjusted EBITDA was $242 million for the LTM period ended June 30, 2007.

EBITDA of SENA for the LTM period ended June 30, 2007 is derived from the unaudited internal management reports of SENA prepared on a carve-out basis and reconciled to U.S. GAAP. Adjusted EBITDA for such period is EBITDA as further adjusted to take into account certain management adjustments, as set forth below. Financial data enabling NewPage to reconcile EBITDA of SENA for the LTM period ended June 30, 2007 to U.S. GAAP net income is unavailable at the present time. The following reconciles Adjusted EBITDA to U.S. GAAP operating income (loss) for the LTM period ended June 30, 2007:

Stora Enso North America	LTM Ended June 30, 2007
(dollars in millions)
Operating income (loss)	$(204)
Depreciation and amortization	254

EBITDA	$50
Property, plant and equipment impairment	113
Port Hawkesbury lockout	26
Pension/Other postretirement benefit plan adjustments	31
Closure/restructuring/severance	8
Other adjustments	14

Adjusted EBITDA	$242

4.	SENA Adjusted EBITDA was $181 million and $288 million for the years ended December 31, 2004 and 2005, respectively. See below for a reconciliation of Adjusted EBITDA to U.S. GAAP net income (loss) for such periods:

Stora Enso North America	Year Ended December 31,
	2004	2005
	(dollars in millions)
Net income (loss)	$(651)	$(276)
Interest expense	54	66
Depreciation and amortization	281	298
Income tax provision (benefit)	(81)	10

EBITDA	$(397)	$98
Pension/Other postretirement benefit plan adjustments	49	26
Closure/restructuring/severance	11	14
Goodwill impairment	520	162
Other adjustments	(2)	(12)

Adjusted EBITDA	$181	$288

5.	Pro forma accounts receivable were $304 million and $278 million as of December 31, 2005 and 2006, respectively. SENA’s accounts receivable were $113 million and $129 million as of December 31, 2005 and 2006, respectively. NewPage Holding’s accounts receivable were $191 million and $149 million as of December 31, 2005 and 2006, respectively.

6.	Pro forma inventory was $692 million and $663 million as of December 31, 2005 and 2006, respectively. SENA’s inventory was $349 million and $346 million as of December 31, 2005 and 2006, respectively. NewPage Holding’s inventory was $343 million and $317 million as of December 31, 2005 and 2006, respectively. NewPage Holding inventory data is based on LIFO methodology and SENA inventory data is based on FIFO methodology or alternatively, weighted-average cost where it approximates FIFO.

7.	Pro forma capital expenditures were $272 million, $159 million and $148 million for the fiscal years ended December 31, 2004, 2005 and 2006, respectively, and $128 million for the LTM period ended June 30, 2007. SENA’s capital expenditures were $206 million, $83 million and $60 million for the fiscal years ended December 31, 2004, 2005 and 2006, respectively, and $44 million for the LTM period ended June 30, 2007. NewPage Holding’s capital expenditures were $66 million, $76 million and $88 million for the fiscal years ended December 31, 2004, 2005 and 2006, respectively, and $84 million for the LTM period ended June 30, 2007.